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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-5609 of Rockford Industries, Inc. on Form S-8 of our report, dated February 26, 1998, appearing in the Annual Report on Form 10-K of Rockford Industries, Inc. for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 30, 1998